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                                                                   EXHIBIT 10.2
                       FIRST AMENDMENT TO SECOND AMENDED
             AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT

     This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED SECURED ADVANCE FACILITY LOAN AGREEMENT (the "First Amendment") is entered into as of this 31st day of December, 1998 (the "First Amendment Date") by and between XYVISION, INC., a Delaware corporation with its principal office at 30 New Crossing Road, Reading, Massachusetts (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California (the "Lender").

     WHEREAS, the Board of Directors of the Borrower has approved a plan of corporate restructuring whereby, among other things, substantially all of the assets (the "Assets") and certain of the liabilities of the Borrower will be transferred to a newly formed subsidiary (the "Subsidiary") of the Borrower (the "Restructuring");

     WHEREAS, the Borrower and the Lender are parties to a Second Amended and Restated Secured Advance Facility Loan Agreement dated July 1, 1998 (the "Agreement");

     WHEREAS, pursuant to the Restructuring, the Lender has, contemporaneously herewith, converted a portion of the principal indebtedness incurred by the Borrower pursuant to the Agreement into the Borrower's Series C Convertible Preferred Stock (the "Series C Stock");

     WHEREAS, the Lender and the Borrower have agreed that the Lender shall have the option, exercisable on and after June 1, 1999, to convert an additional $5,000,000 of the principal indebtedness incurred by the Borrower pursuant to the Agreement into the Borrower's Series C Stock at a conversion ratio of $10.00 per share (as adjusted); and

     WHEREAS, the parties hereto desire to make further amendments and modifications to the Agreement as provided herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the Borrower and the Lender hereby agree as follows:

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     1. Definition. Each term in the First Amendment not otherwise defined herein shall be deemed to have the same meaning ascribed to that term in the Agreement.

     2. Confirmation of Loan Amount. The Borrower and the Lender confirm and acknowledge that afer giving effect to the contemporaneous conversion of $1,750,000 of the principal amount of the Liabilities hereunder into 175,000 shares of Series C Stock, the outstanding Liabilities of the Borrower under the Agreement as of the date of this First Amendment are as follows:


             Principal   $11,750,000

          Accrued Interest   $875,747

          Lender's costs and Expenses
          Associated with the Restructuring  $26,620

     3. Amendments to the Agreement. The provisions of the Agreement are hereby amended as follows:

     (a) A new section 1.8(3) is hereby added to the Agreement as follows:

        "(e) Default shall be made by Xyvision Enterprise Solutions, Inc. ("XES") under that certain Secured Advance Facility Loan Agreement between XES and the Lender, dated as of December 31, 1998, and as amneded from time to time (the "XES" Loan Agreement")."

     (b) Section 1.19 of the Agreement is amended and restated in its entirety as follows:

       "1.19. Maximum Loan Amount. Twelve Million Two Hundred Twenty-Six Thousand Six Hundred Twenty Dollars ($12,226,620) less the principal amount of any Liabilities of the Borrower converted from time to time into the Borrower's Series C Convertible Preferred Stock (the "Series C Stock") pursuant to Section
3.7 of this Agreement."

     (c) Section 1.25 of the Agreement is amended and restated in its entirety as follows:

       "1.25. Secured Promissory Note. The amended and restated secured promissory note in the amount of Twelve Million Two Hundred Twenty-Six Thousand Six Hundred Twenty Dollars ($12,226,620) dated December 31, 1998, executed by the Borrower and delivered to the Lender."

     (d) Section 2.1 of the Agreement is amended and restated in its entirety as follows:

       "2.1. Loan. Subject to the terms and conditions set forth herein and prior to any Default hereunder and so long as no Insolvency Proceedings have commenced against the Borrower, the Lender agrees that it shall lend to the Borrower and the Borrower agrees that it may borrow and repay from time to time amounts not to exceed the Maximum Loan Amount (the "Loan")."

     (e) Section 2.2 of the Agreement is amended and restated in its entirety as follows:

       "2.2. Interest. Amounts advanced to the Borrower by the Lender under this Agreement shall bear interest, payable as set forth in Section 3.1 of this Agreement, from the date of each such Advance on the unpaid principal balance thereof until paid in full at a rate of thirteen percent (13%) per annum; provided, however, that from and after December 3, 1993, all of the unpaid principal balance outstanding from time to time shall bear interest at the rate of ten percent (10%) per annum provided, further, that from and after May 31, 1996, all of the unpaid principal balance outstanding from time to time shall bear interest at the rate of eight percent (8%) per annum; provided, further, that from and after November 10, 1997, all of the unpaid principal baance outstanding from time to time shall bear interest at six percent (6%) per annum; provided, further, that from and after December 1, 1997, all of the unpaid principal balance outstanding from time to time shall bear interest at eight percent (8%) per annum; and provided, further, that from and after December 31, 1998, the first $5 million of the unpaid principal balance outstanding hereunder, less any amounts converted from time to time into Series C Stock pursuant to Section 3.7 hereof, shall bear interest at six percent (6%) per annum and the remaining unpaid principal balance outstanding from time to time shall bear interest at eight percent (8%) per annum. Notwithstanding the foregoing, after any Default, amounts advanced to the Borrower by the Lender under this Agreement shall bear interest from the date of such Default on the unpaid principal balance thereof until paid in full at a rate of twelve percent (12%) per annum."

     (f) Section 2.4 of the Agreement is amended and restated in its entirety as follows:

       "2.4. Advances. The Lender agrees to make Advances to the Borrower upon the Borrower's request, as

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set forth herein, provided that the Lender does not intend to make all or part of any Advance requested by the Borrower which would cause the aggregate principal balance of unpaid Advances made under this Agreement to exceed the Maximum Loan Amount. Notwithstanding anything to the contrary herein, if the Lender lends to the Borrower amoutns in excess of the Maximum Loan Amount, such amounts shall be deemed amounts advanced under this Agreement and shall constitute a portion of the Loan."

     (g) Section 3.1 of the Agreement is amended and restated in its entirety as follows:

       "3.1. Scheduled Principal Payment. Except as provided in Sections 5.2 and 8, all Liabilities shall be paid in full on March 31, 2000; provided, that in the event of (i) any Insolvency Proceeding, (ii) any acceleration of payments by XES to the Lender under the XES Loan Agreement, or (iii) the sale of all or substantially all of the assets of the Borrower or the merger or consolidation of the Borrower with or into another corporation in which the beneficial owners of the Borrower's voting stock immediately before the merger or consolidation own less than a majority of the surviving or acquiring entity's voting stock immediately after the merger or consolidation, the Lender may by notice in writing to the Borrower declare all Liabilities due and payable immediately prior to the cosummation of such Insolvency Proceeding, sale, merger, or consolidation, withou presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived."

     (h) Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

       "3.2 Scheduled Interest Payments. Interest accrued shall be due and payable in full on March 31, 2000, unless otherwise provided in this Section
3.2. For the period from December 1, 1997 through and including December 31, 1998, interest shall be paid in cash. For each calendar quarter during the period from January 1, 1999 through and including March 31, 2000, Lender shall have the option to receive the interest in cash or in shares of Common Stock of the Borrower (the "Common Stock"). The number of shares of Common Stock issuable in payment of interest shall be determined by dividing accrued interest for the applicable quarter by the fair market value of the Common Stock as of the end of such quarter determined based on the average fair market value of the Common Stock on the last ten business days of such quarter. "Fair market value" shall be deemed to equal the mean between the low bid and high asked prices of the Common Stock as quoted on the OTC Bulletin Board display service operated by the National Association of Securities Dealers, Inc., or the closing market price of the Common Stock on a natioanl securities exchange or the Nasdaq National Market on each applicable trading day, whichever is applicable, or if none of these are applicable, as shall be reasonably determined in good faith by the Board of Directors of the Borrower. If interest is payable in shares of Common Stock, Borrower shall deliver such shares to Lender on or before the 15th day following the end of such quarter. Cash intereste payments shall be sent by wire transfer to an account specified by Lender."

     (i) A new Section 3.7 is hereby added to the Agreement as follows:

     "3.7. Conversion of Liabilities.

       (a) Optional Conversion. At any time from and after June 1, 1999, the Lender may, at its written election, convert up to $5,000,000 of the unpaid principal balance of the Liabilities (the "Convertible Liabilities") into the Borrower's Series C Stock at a conversion ration of $10.00 per share (the "Conversion Price").

     (b) Adjustment for Dividends, Subdivisions, Stock Spits and Combinations. In case the Borrower shall: (i) declare a dividend of Series C Stock on its Series C Stock, (ii) subdivide outstanding Series C Stock into a larger number of shares of Series C Stock by reclassification, stock split or otherwise, or (iii) combine outstanding Series C Stock into a smaller number of shares of Series C Stock by reclassification or otherwise, the number of shares of Series C Stock issuable upon conversion of the Convertible Liabilities immediately prior to any such event shall be adjusted proportionately so that thereafter the Lender shall be entitiled to receive upon conversion of the Convertible Liabilities the number of shares of Series C Stock which the Lender would have owned after the happending of any of the events decribed above had the Convertible Liabilities been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 3.7 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, prior to June 1, 1999, the Borrower shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Borrower is the surviving corporation), the Lender will thereafter be entitled to receive, upon the conversion of the Covnertible Liabilities, the securities or property to which a holder of the number of shares of Series C Stock then deliverable upon the conversion of the Convertible Liabilities would have


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      been entitled upon such consolidation or merger, and the Borrower shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of the Convertible Liabilities."

     (j) A new Section 3.8 is hereby added to the Agreement as follows:

       "3.8. Application of Payments. All payments by the Borrower to the Lender under this Article III shall be applied first to principal and then to interest."
     4. Waiver of Defaults. The Lender confirms and agrees that any and all Defaults arising under or in connection with the Agreement or any document or instrument executed from time to time in connection therewith, existing as of the date of this Agreement, are hereby waived and released.

     5. Confirmation of Security. The Borrower confirms and agrees that all of the Liabilities constitute "Obligations" as defined in the Security Agreement, constitute "Secured Obligations" as defined in the Intellectual Property Agreement, and are secured pursuant to the terms of the Security Agreement and the Intellectual Property Agreement and the Pledge Agreement of even date herewith executed by the Borrower in favor of the Lender.

     6. Consent to Restructuring and Release of Liens. Subject to, and expressly conditioned upon, the execution and delivery by each of the Borrower and the Subsidiary of the Contribution and Assumption Agreement of equal date herewith (the "Contribution Agreement"), and compliance by each therewith, and pursuant to Section 11.5 of the Agreement and Section 4 of the Intellectual Property Agreement, the Lender hereby consents to the Restructuring and the transactions contemplated thereby. Subject to, and expressly conditioned upon, the execution and delivery by each of the borrower and the Subsidiary of the Contribution Agreement, and compliance by each therewith, the Lender hereby irrevocably releases any and all security interests in the Assets and hereby undertakes to take such further actions and execute such additional documents, instruments and certificates as may be necessary, appropriate adn reasonably requested by the Borrower or the Subsidiary in order to effect the transfer of the Assets to the Subsidiary free and clear of any and all liens and encumbrances of the Borrower.

     7. Effective Date. The changes effected by this First Amendment shall be deemed to take effect as of the close of business on December 31, 1998.

     8. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

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Witnessed:                  XYVISION, INC.


/s/ Wendy Darland
---------------------            By: /s/ Kevin J. Duffy
                                     ---------------------
                                     Name: Kevin J. Duffy
                                    Title: President


/s/ Wendy Darland
---------------------
                                          /s/ Jeffrey L. Neuman
                                          ---------------------
                                          Jeffrey Neuman as trustee of
                                          the Tudor Trust u/d/t
                                          December 12, 1997 and not
                                          individually

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                               PLEDGE AGREEMENT

     This is a Pledge Agreement made as of the 31st day of December, 1998, between XYVISION, INC., a Delaware corporation with its principal office at 30 New Crossing Road, Reading, Massachusetts ("Pledgor") and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California ("Pledgee").

     1. Pledge of Collateral. Pledgor hereby grants Pledgee a security interest in Two Million Eight Hundred Thousand (2,800,000) shares of the Common Stock of Xyvision Enterprise Solutions, Inc. (the "Issuer"), $.001 par value (the "Common Stock"), and all products and proceeds thereof including all other instruments, documents, stock certificates, money and goods as may be issued or distributed to Pledgee by the Issuer from time to time on or account of the Common Stock (the "Collateral").

     2. Obligations Secured. The security interest in the Collateral granted hereby secures payment and performance of all debts, loans and liabilities of Pledgor to Pledgee of every kind and description, whether now existing or hereafter arising, under that certain Second Amended and Restated Secured Advance Facility Loan Agreement, dated July 1, 1998, as amended to date and as further amended from time to time (the "Loan Agreement"), together with all interest, fees, charges and expenses with respect to any such debt, loan or liability (the "Obligations").

     3. Pledgee's Rights and Duties with Respect to the Collateral. Pledgee's only duty with respect to the Collateral shall be to exercise reasonable care to secure the safe custody thereof. Upon the occurrence of a default hereunder, Pledgee shall have the right but not the obligation to (a) demand, sue for, receive and collect all money or money damages payable on account of any Collateral, (b) protect, preserve or assert any other rights of Pledgor or take any other action with respect to the Collateral, and (c) pay any taxes, liens, assessments, insurance premiums or other charges pertaining to Collateral. Any expenses incurred by Pledgee under the preceding sentence shall be paid by Pledgor upon demand, become part of the Obligations secured by the Collateral and bear interest at the rate provided in the Loan Agreement until paid. Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor.

     4. Pledgor's Warranties and Indemnity. Pledgor represents, warrants and covenants (a) that it is and will be the lawful owner of the Collateral, (b) that the Collateral is and will be fully paid and non-assessable, (c) that the Collateral is and will remain free and clear of all liens, encumbrances and security interests other than the security interest granted by Pledgor hereunder, (d) that Pledgor has the sole right and lawful authority to pledge the Collateral and otherwise to comply with the provisions hereof, and (e) that Pledgor has obtained the consent and agreement of the Issuer, and all other persons who have contractual rights or restrictions with respect to the

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Collateral, to the pledge, disposition and other rights of Pledgee herein. In the event that any adverse claim is asserted in respect of the Collateral or any portion thereof, except such as may result from an act of Pledgee not authorized hereunder, Pledgor promises and agrees to indemnify Pledgee and hold Pledgee harmless from and against any losses, liabilities, damages, expenses, costs and reasonable counsel fees incurred by Pledgee in exercising any right, power or remedy of Pledgee hereunder or defending, protecting or enforcing the security interests created hereunder. Any such loss, liability or expense so incurred shall be paid by Pledgor upon demand, become part of the Obligations secured by the Collateral and bear interest at the rate provided in the Loan Agreement until paid.

     5. Voting of Collateral. While Pledgor is not in default hereunder, Pledgor may vote stock and other securities pledged as Collateral.

     6. Dividends and Other Distributions. While Pledgor is not in default hereunder, Pledgor may receive cash dividends, payments of principal and interest, and other cash distributions payable with respect to Collateral, provided, however, that Pledgor shall immediately inform Pledgee of the receipt of any such dividend, payment or other distribution and shall hold the amount thereof in trust for Pledgee unless and until Pledgee shall in writing release Pledgor from such trust. Pledgor shall cause all non-cash dividends and distributions with respect to Collateral to be distributed directly to Pledgee, to be held by Pledgee as additional Collateral, and if any such distribution is made to Pledgor, Pledgor shall receive such distribution in trust for Pledgee and shall immediately transfer it to Pledgee.

     7. Pledgor's Default. Pledgor shall be in default hereunder upon the occurrence of a Default under the Loan Agreement.

     8. Pledgee's Rights upon Default. Upon the occurrence of any default as defined in the preceding section, Pledgee may, if Pledgee so elects in its sole option:

     (a) at any time and from time to time, sell, assign and deliver the whole or any part of the Collateral at a sale through a broker in a public market where securities of the type constituting such Collateral are usually traded, without any advertisement, presentment, demand for performance, protest, notice of protest, notice of dishonor or any other notice;

     (b) at any time and from time to time sell, assign and deliver all or any part of the Collateral, or any interest therein, at any other public or private sale, for cash, on credit or for other property, for immediate or future delivery


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without any assumption of credit risk, and for such price or prices and on such terms as Pledgee in its absolute discretion may determine, provided that (i) at least ten days' notice of the time and place of any such sale shall be given to Pledgor, and (ii) in the case of any private sale, such notice shall also contain the minimum terms of the proposed sale;

     (c) exercise the right to vote, the right to receive cash dividends and other distributions, and all other rights with respect to the Collateral as though Pledgee were the absolute owner thereof, whether or not such rights were retained by Pledgor as against Pledgee before default; and

     (d) exercise all other rights available to a secured party under the Uniform Commercial Code and other applicable law.

     9. Application of Sale Proceeds. In the event of a sale of Collateral, the proceeds shall first be applied to the payment of the expenses of the sale, including brokers' commissions, counsel fees, any taxes or other charges imposed by law upon the Collateral or the transfer thereof and all other charges paid or incurred by Pledgee pertaining to the sale; and, second, to satisfy outstanding Obligations, in the order in which Pledgee elects in its sole discretion; and, third, the surplus (if any) shall be paid to Pledgor.

     10. Notices. All notices made or required to be made hereunder shall be sent by United States first class or certified or registered mail, with postage prepaid, or delivered by hand to Pledgee or to Pledgor at the addresses first above written. Notice by mail shall be deemed to have been made on the date when the notice is deposited in the mail.

     11. Successors and Assigns. This Pledge Agreement and all of its terms and provisions shall benefit and bind the heirs, successors, assigns, transferees, executors and administrators of each of the parties hereto.

     12. Pledgee's Forbearance. Any forbearance, failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived in writing by Pledgee.



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EXECUTED under seal as of the date first above written.

                         XYVISION, INC.


                         By: /s/ Kevin J. Duffy
                         ---------------------
                         Kevin J. Duffy
                         President


                         /s/ Jeffrey L. Neuman
                         ---------------------
                         Jeffrey L. Neuman as trustee of
                         the Tudor Trust u/d/t
                         December 12, 1997 and not
                         individually


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                            SECURED PROMISSORY NOTE
$12,226,620
Boston, Massachusetts                       December 31, 1998



     FOR VALUE RECEIVED, the undersigned XYVISION, INC., a Delaware corporation with a principal place of business located at 30 New Crossing Road, Reading, Massachusetts (hereinafter, the "Borrower") promises to pay in good U.S. funds to the order of Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t dated December 12, 1997 (hereinafter, with any subsequent holder, the "Lender"), at the Lender's principal office located at 450 North Roxbury Drive, Beverly Hills, California, the Liabilities then outstanding under the loan made by the Lender to the Borrower pursuant to that certain Second Amended and Restated Secured Advance Facility Loan Agreement executed between the Borrower and the Lender dated July 1, 1998, as amended through the date hereof (the "Agreement"). Advances made pursuant to the Agreement shall, from and after the date hereof, bear interest at the rate from time to time provided in the Agreement, and after any Default at the rate of twelve (12) percent per annum, calculated based upon a 360-day year and actual day months.

     Interest at the rate set forth above shall be paid as provided in Section
3.2 of the Agreement. Unless a Default under the Agreement shall have occurred earlier, the principal balance of this Note shall be due and payable in full on March 31, 2000.

     All payments by the Borrower to the Lender under Article III of the Agreement shall be applied first to principal and then to interest.

     To secure the obligations of the Borrower under this Note, (i) the Lender has been granted a security interest in substantially all of the Borrower's presently existing and hereafter acquired property pursuant to that certain Sixth Amended and Restated Security Agreement executed between the Borrower and the Lender dated November 10, 1997 (the "Security Agreement"), and (ii) the Lender has been granted a security interest in 2,800,000 shares of Common Stock of Xyvision Enterprise Solutions, Inc. held of record by the Borrower pursuant to that certain Pledge Agreement executed between the Borrower and the Lender dated as of December 31, 1998. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.

     No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

     After demand by the Lender, the Borrower will pay on demand all reasonable attorneys' fees and out-of-pocket expenses incurred by the Lender in recovering the amounts due to the Lender by the Borrower hereunder.

     This Note shall be binding upon the Borrower and upon its heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

WITNESS                       XYVISION, INC.


/s/ Linda M. Whalen
---------------------                By: /s/ Kevin J. Duffy
                                         ---------------------
                                         Name: Kevin J. Duffy
                                        Title: President




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